Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTD COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0255852 (I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois (Address of principal executive offices)	60515 (Zip Code)

FTD COMPANIES, INC. AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN
FTD COMPANIES, INC. AMENDED AND RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Robert S. Apatoff
President and Chief Executive Officer
FTD Companies, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515
(Name and address of agent for service)

(630) 719-7800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $0.0001 par value, to be issued pursuant to the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan	401,518	$30.91	$12,410,921.38	$1,598.53
Common Stock, $0.0001 par value, to be issued pursuant to the FTD Companies, Inc. Amended and Restated 2013 Employee Stock Purchase Plan	100,379	$30.91	$3,102,714.89	$399.63
Total	501,897	N/A	$15,513,636.27	$1,998.16

(1)         In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock, $0.0001 par value per share, of the Registrant (the “Common Stock”) that may be issuable as a result of a stock split, stock dividend or similar transaction under the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan (the “2013 ICP”) and the FTD Companies, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (the “2013 ESPP,” and collectively with the 2013 ICP, the “Plans”), respectively.

(2)         The shares of Common Stock registered pursuant to this Registration Statement represent the additional number of shares of Common Stock authorized for issuance under the Plans as a result of adjustments provided for by the terms of the Plans in connection with the separation of the Registrant from United Online, Inc., a Delaware corporation (“United Online”), pursuant to the pro-rata distribution to United Online’s stockholders of all of the issued and outstanding shares of Common Stock of the Registrant, effective as of November 1, 2013.

(3)         Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act, on the basis of the average of the high and low sale prices per share of Common Stock on November 8, 2013, as reported on the Nasdaq Global Select Market.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by FTD Companies, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E of Form S-8 under the Securities Act, to register an additional 401,518 shares of Common Stock pursuant to the 2013 ICP and an additional 100,379 shares of Common Stock pursuant to the 2013 ESPP. The contents of the Registration Statement on Form S-8 of the Registrant filed on November 7, 2013 (No. 333-192189), relating to the FTD Companies, Inc. 2013 Incentive Compensation Plan (subsequently amended and restated by the 2013 ICP) and the FTD Companies, Inc. 2013 Employee Stock Purchase Plan (subsequently amended and restated by the 2013 ESPP) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of FTD Companies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report for the quarter ended September 30, 2013, filed with the Commission on November 6, 2013)

4.2

Second Amended and Restated Bylaws of FTD Companies, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report for the quarter ended September 30, 2013, filed with the Commission on November 6, 2013)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included with signature page)

99.1

FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 13, 2013)

99.2

FTD Companies, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 13, 2013)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on this 13th day of November, 2013.

FTD COMPANIES, INC.

By:	/s/ Robert S. Apatoff
Robert S. Apatoff
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Robert S. Apatoff, Becky A. Sheehan and Scott D. Levin and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert S. Apatoff	President, Chief Executive Officer and Director	November 13, 2013
Robert S. Apatoff	(Principal Executive Officer)

/s/ Becky A. Sheehan	Executive Vice President and Chief Financial Officer	November 13, 2013
Becky A. Sheehan	(Principal Financial and Accounting Officer)

/s/ Robert Berglass	Chairman of the Board of Directors	November 13, 2013
Robert Berglass

/s/ James T. Armstrong	Director	November 13, 2013
James T. Armstrong

/s/ Joseph Harch	Director	November 13, 2013
Joseph Harch

/s/ Dennis Holt	Director	November 13, 2013
Dennis Holt

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EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of FTD Companies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report for the quarter ended September 30, 2013, filed with the Commission on November 6, 2013)

4.2

Second Amended and Restated Bylaws of FTD Companies, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report for the quarter ended September 30, 2013, filed with the Commission on November 6, 2013)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included with signature page)

99.1

FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 13, 2013)

99.2

FTD Companies, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 13, 2013)

* Filed herewith.

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